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                                                                    EXHIBIT 23.8


                   [LETTERHEAD OF THE BLACKSTONE GROUP L.P.]

                                  June 26, 1996

DeBartolo Realty Corporation
7655 Market Street
Youngstown, OH 44513

Attention:           Board of Directors
                     Mr. Richard Sokolov
                     Chief Executive Officer
Dear Sirs:

         We hereby consent to the references to our firm and to the references to and discussion of our opinion letter dated March 25, 1996 in the Prospectus/Joint Proxy Statement (the "Prospectus") of DeBartolo Realty Corporation (the "Company") to be filed with the Securities and Exchange Commission on June 27, 1996, including amendments thereto. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules or regulations of the Securities and Exchange Commission thereunder. Nor do we admit that we are experts within the meaning of the term "experts" as used under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                  Very Truly Yours,

                                  THE BLACKSTONE GROUP L.P.

                                  By: /s/ Michael Hoffman
                                      --------------------------------
                                      Name: Michael Hoffman
                                      Title: Senior Managing Director